UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 30, 2020
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5100 East Skelly Drive, Suite 500, Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTRX	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
Matrix Service Company (the "Company") changed its reportable segments as of July 1, 2020. Therefore, the Company will report its results under the new reportable segments beginning with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. The new reportable segments along with a description of each are as follows:
•Utility and Power Infrastructure: consists of power delivery services provided to investor owned utilities, including construction of new substations, upgrades of existing substations, transmission and distribution line installations, upgrades and maintenance, as well as emergency and storm restoration services. The Company also provides construction and maintenance services to a variety of power generation facilities, including gas fired facilities in simple or combined cycle design, and provides engineering, fabrication, and construction services for liquefied natural gas ("LNG") utility peak shaving facilities.
•Process and Industrial Facilities: primarily serves customers in the downstream and midstream petroleum industries who are engaged in refining crude oil and processing, fractionating, and marketing of natural gas and natural gas liquids. The Company also serves customers in various other industries such as petrochemical, sulfur, mining and minerals companies engaged primarily in the extraction of non-ferrous metals, aerospace and defense, cement, agriculture, and other industrial customers. The Company's services include plant maintenance, turnarounds, industrial cleaning services, engineering, fabrication, and capital construction.
•Storage and Terminal Solutions: consists of work related to aboveground storage tanks ("AST") and terminals. Also included in this segment are cryogenic and other specialty storage tanks and terminals including LNG, liquid nitrogen/liquid oxygen, liquid petroleum and other specialty vessels such as spheres as well as marine structures and truck and rail loading/offloading facilities. The Company's services include engineering, fabrication, construction, and maintenance and repair, which includes planned and emergency services for both tanks and full terminals. Finally, the Company offers AST products, including geodesic domes, aluminum internal floating roofs, floating suction and skimmer systems, roof drain systems and floating roof seals.
In addition, beginning with the quarter ended September 30, 2020, the Company will report separately corporate selling, general and administrative expenses and other corporate expenses that were previously allocated to the segments.
The Company is filing this Current Report on Form 8-K in order to provide investors with quarterly and annual segment information for fiscal 2019 and 2020 on a basis that is consistent with the segment information that will be included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. The voluntary supplemental information included in this Form 8-K provides unaudited segment information for the following periods:
•Three months ended September 30, 2019
•Three months ended December 31, 2019
•Three months ended March 31, 2020
•Three months ended June 30, 2020
•Fiscal year ended June 30, 2020
•Three months ended September 30, 2018
•Three months ended December 31, 2018
•Three months ended March 31, 2019
•Three months ended June 30, 2019
•Fiscal year ended June 30, 2019
Except as footnoted in the supplemental information, this information in no way revises or restates the previously reported consolidated statements of income, consolidated statements of comprehensive income, consolidated balance sheets, consolidated statements of cash flows, consolidated statements of changes in stockholders’ equity, or backlog for these reporting periods. This information is provided as supplemental financial information that may be of interest to the Company’s stockholders.

The information in this Item 2.02 and Exhibit 99 attached hereto is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are furnished herewith:

Exhibit No.	Description

99	Selected segment financial information for the fiscal years and interim periods of fiscal 2020 and 2019 (unaudited).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: September 30, 2020	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer